UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 7, 2025

Date of Report (Date of earliest event reported)

TERRA INNOVATUM GLOBAL N.V.
(Exact Name of Registrant as Specified in its Charter)

The Netherlands	001-42901	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Via Matteo Trenta 117, Lucca, Italy	55100
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +39 0583 55797

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value of €0.01 per share	NKLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On November 7, 2025, Martha Crawford informed the Board of Directors of Terra Innovatum Global, N.V. (the “Company”) that she was resigning her position as director effective immediately. The resignation was for personal reasons and was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company has begun a search to fill the vacancy caused by the resignation. Effective November 14, 2025, Katherine Williams has been appointed to the Audit Committee.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this Report.

104*	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2025

TERRA INNOVATUM GLOBAL N.V.

	By:	/s/ Alessandro Petruzzi
	Name:	Alessandro Petruzzi
	Title:	Chief Executive Officer